                                                                    Exhibit 3.41

                                    DELAWARE
                             -----------------------
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "FCR MORRIS, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE FOURTEENTH DAY OF JULY, A.D. 1995, AT 9 O'CLOCK A.M.

     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE NINTH DAY OF MAY, A.D. 2001, AT 4:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

                                       /s/ Harriet Smith Windsor
[SEAL]                                 -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

2524474 8100H                             AUTHENTICATION: 1782851

020316556                                           DATE: 05-17-02

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/14/1995
   950157310 - 2524474

                          CERTIFICATE OF INCORPORATION

                                       OF

                                FCR MORRIS, INC.

                         (A DELAWARE STOCK CORPORATION)

FIRST:    The name of the corporation shall be FCR Morris, Inc. (the
"Corporation").

SECOND:   The address of the Corporation's registered office in the State of
Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Service Company.

THIRD:    The nature of the business of purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power, and shall not be held to limit or restrict in any manner the purposes and powers of the Corporation; provided, that the Corporation shall not conduct any business, promote any purposes, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

FOURTH:   The authorized capital stock of the Corporation shall be as follows:
One Thousand (1,000) shares designated as common stock and having a par value of ONE CENT ($.01) per share ("Common Stock").

     The holders of the Common Stock shall have the following rights and privileges:

          a. VOTING RIGHTS. Each holder of record of Common Stock shall be entitled to one (1) vote for each share of stock held.

          b. VOTING REQUIREMENTS. Stockholder action on any matter whatsoever shall require the affirmative vote of at least a majority of the shares of the Common Stock of the Corporation issued and outstanding at the time of such vote, and for those matters for which the vote of a greater proportion of such shares may be specified by statute, the affirmative vote of the proportion of such shares so specified shall be required.

FIFTH:    In addition to the foregoing Article FOURTH, the Board of Directors may issue one (1) or more classes of Preferred Stock, any or all of which classes may be of stock with or without par value and which classes may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as shall be adopted by resolution of the Board of Directors.

SIXTH:    The number of authorized shares of any separate class or classes of
Preferred Stock of the Corporation may be increased or decreased by the affirmative vote of the holders of a majority of all classes of stock of the Corporation entitled to vote, voting as a group, and not as individual classes.

SEVENTH:  The name and mailing address of the incorporator is as follows:

               NAME                            MAILING ADDRESS
               ----                            ---------------

               Jay D. Crutcher, Esq., CPA      Updike, Kelly & Spellacy, P.C.
                                               One State Street
                                               P.O. Box 231277
                                               Hartford, CT 06123-1277

EIGHTH:   Corporation is to have perpetual existence.

NINTH:    For the management of the business and for the conduct of the affairs of the Corporation, it is further provided that the management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of directors need be by written ballot. The following persons are to serve as Directors until the first annual meeting of shareholders or until their successors are elected and qualify.

               NAME                            MAILING ADDRESS
               ----                            ---------------

               Paul A. Garrett                 2101 Rexford Road
                                               Suite 236E
                                               Charlotte, NC 28211

TENTH:    To the fullest extent permitted by the General Corporation Law of
Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

ELEVENTH: The Directors of the Corporation have the power to adopt, amend, or repeal the Bylaws.

IN WITNESS WHEREOF, the undersigned being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed, that the facts herein stated are true and accordingly have hereunto set my hand this 14th day of July, 1995.

                                        /s/ Jay D. Crutcher
                                        --------------------------------
                                        Jay D. Crutcher, Esq., CPA
                                        Incorporator

                    CERTIFICATE OF CHANGE OF REGISTERED AGENT
                                       AND
                                REGISTERED OFFICE
                                       OF
                                FCR MORRIS. INC.
                                    * * * * *

FCR Morris, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is Corporation Service Company and the present registered office of the corporation is in the county of New Castle.

     The Board of Directors of FCR Morris, Inc. adopted the following resolution on the 2nd day of April, 2001.

Resolved, that the registered office of FCR Morris, Inc. in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

     IN WITNESS WHEREOF, FCR Morris, Inc. has caused this statement to be signed by Jerry S. Cifor, its Treasurer, this 7 day of May, 2001.


                                                /s/ Jerry S. Cifor
                                                ----------------------------
                                                Jerry S. Cifor, Treasurer


                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 05/09/2001
                                                          010224719 - 2524474